Exhibit 10.2

POPE & TALBOT LTD.

1500 S.W. First Avenue, Suite 200

Portland, Oregon 97201

May 30, 2006

Wells Fargo Financial Corporation Canada

55 Standish Court, Suite 400

Mississauga, Ontario L5R 4J4

Ableco Finance LLC

299 Park Avenue

Floors 21-23

New York, NY 10171

Re:	FINANCIAL COVENANTS LETTER

Ladies and Gentlemen:

Reference hereby is made to (i) that certain Commitment Letter, dated May 30, 2006 (the “Commitment Letter”), among Pope & Talbot, Inc., a Delaware corporation (the “Parent”), Pope & Talbot Ltd., a Canadian corporation (the “Borrower”), Wells Fargo Financial Corporation Canada, a Nova Scotia unlimited liability company (“WFFCC”), and Ableco Finance LLC, a Delaware limited liability company (“Ableco”), and (ii) the Draft Credit Agreement referred to in the Commitment Letter (the “Credit Agreement”).

The parties hereto hereby agree that Schedule 7.1 to the Credit Agreement shall be in form and substance as set forth on Schedule I hereto.

This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

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This letter agreement is the financial covenants letter referred to in the Commitment Letter and shall be construed under and governed by the laws of the State of New York.

Very truly yours,

POPE & TALBOT, INC.

By:	/s/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer

POPE & TALBOT LTD.

By:	/s/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer

Accepted and agreed to

as of the date first above written:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
Name:	Nick Scarfo
Title:	Vice President

ABLECO FINANCE LLC

By:	/s/ Dan Wolf
Name:	Dan Wolf
Title:	SVP

Schedule I to Financial Covenants Letter

SCHEDULE 7.1

Financial Covenants

1. Consolidated EBITDA. Permit Consolidated EBITDA of the Parent and its Subsidiaries for:

(a) the four consecutive fiscal quarters of the Parent ending June 30, 2006 and September 30, 2006, to be less than $0;

(b) the four consecutive fiscal quarters ended on December 31, 2006 to be less than $25,000,000; and

(c) the preceding four consecutive fiscal quarters calculated at the end of each fiscal quarter set forth in the table below, beginning with the end of FQ1 2007 of the Parent, to be less than the applicable amount set forth below:

Fiscal Quarter	Amount
FQ1 2007	$25,000,000
FQ2 2007	$35,000,000
FQ3 2007	$35,000,000
FQ4 2007	$45,000,000
FQ1 2008	$45,000,000
FQ2 2008	$52,500,000
FQ3 2008	$52,500,000
FQ4 2008	$60,000,000
FQ1 2009	$60,000,000
FQ2 2009	$65,000,000
FQ3 2009	$65,000,000
FQ4 2009	$70,000,000
FQ1 2010	$70,000,000
FQ2 2010	$70,000,000
FQ3 2010	$70,000,000
FQ4 2010	$70,000,000
FQ1 2011	$70,000,000
FQ2 2011	$70,000,000
FQ3 2011	$70,000,000
FQ4 2011	$70,000,000
FQ1 2012	$70,000,000
FQ2 2012	$70,000,000

2. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio for the preceding four consecutive fiscal quarters calculated at the end of each fiscal quarter of the Parent and its Subsidiaries ending on or after December 31, 2009 to be greater than 2.75 to 1.00.